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                                                                     EXHIBIT 5.1


                       [Bass, Berry & Sims PLC Letterhead]

                                  April 2, 2003

Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN  37215

Re: $700,000,000 Aggregate Offering Price of Securities of Corrections Corporation of America

Ladies and Gentlemen:

         In connection with the registration statement on Form S-3 (the "Registration Statement") filed on April 2, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

         You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $700,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the "Debt Securities"),
(ii) guarantees of the Debt Securities made by one or more of your wholly owned subsidiaries listed as co-registrants in the Registration Statement (the "Guarantees"), (iii) one or more series of preferred stock, par value $0.01 per share (the "Preferred Stock"), (iv) shares of common stock, par value $0.01 per share (the "Common Stock") or (v) warrants to purchase Common Stock (the "Warrants"). The Debt Securities, the Guarantees, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities." Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock.

         In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have


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Corrections Corporation of America
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April 2, 2003


deemed necessary. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, and the laws of the State of Tennessee, the General Corporation Law of the State of Delaware and the General Corporation Law of the State of Maryland, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. As to subsidiaries organized under the laws of jurisdictions other than Tennessee or Delaware, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Tennessee. With respect to the opinions set forth in paragraphs 1, 2 and 6 below, we have assumed that the laws of the State of New York are the same as the laws of the State of Tennessee. In rendering this opinion, we are relying, with your approval, to the extent that the laws of Maryland are relevant, upon an opinion letter of Miles & Stockbridge, P.C., as your special counsel, addressed to you and of even date herewith, with respect to the matters addressed herein.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

         1. When (a) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         2. When (a) the Debt Securities and Guarantees have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company or of its Subsidiaries (or comparable proceedings of the managing board or entity of any subsidiary that is not a corporation) of a resolution duly authorizing the issuance and delivery of the Debt Securities and Guarantees), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company and the relevant subsidiaries of the Company against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus


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Corrections Corporation of America
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April 2, 2003



Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities and related Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities and related Guarantees as executed and delivered do not violate any law applicable to the Company or relevant subsidiaries of the Company or result in a default under or breach of any agreement or instrument binding upon the Company or relevant subsidiaries of the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, and the Guarantees comply with all requirements and restrictions, if any, applicable to the relevant subsidiaries of the Company making the Guarantees, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or such subsidiaries, and (f) assuming that the Debt Securities and the related Guarantees are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and legally binding obligations of such subsidiaries, enforceable against such subsidiaries in accordance with the terms of the Guarantees.

         3. When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Amended and Restated Charter, as amended, and Bylaws and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and when appropriate articles supplementary to the Company's charter relating to such class or series of Preferred Stock have been duly approved by the Company's board of directors and been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, when the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, or (ii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         4. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any duly issued Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable. The shares of Common Stock to be sold by selling shareholders hereunder are validly issued, fully paid and non-assessable.

         5. (a) When a warrant agreement relating to the Warrants has been duly authorized, executed and delivered and the Warrants and the securities of the Company into which the Warrants will be exercisable have been duly authorized by the Company's board of directors, (b) when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company's charter and bylaws and the warrant agreement, and (c) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act and (d) assuming that the terms


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Corrections Corporation of America
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April 2, 2003



of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), the Warrants, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         6. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (b) when the Debt Securities have been duly executed and delivered by all parties thereto, and (c) assuming that the applicable Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (d) assuming that the applicable Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Indenture will constitute the valid and legally binding obligation of the Company, enforceable against the Company under the laws of the State of New York in accordance with the terms of such Indenture.

         The opinions set forth in paragraphs 1, 2, 5 and 6 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         To the extent that the obligations of the Company under any applicable Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.


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Corrections Corporation of America
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April 2, 2003



         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                     Very truly yours,


                                                     /s/ Bass, Berry & Sims PLC